                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Proxy Statement               [X]  Confidential, For Use of the Commission
                                                    Only (as Permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Endorex Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, If Other Than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

          Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

ENDOREX CORPORATION LETTERHEAD

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1998

TO THE STOCKHOLDERS:

             The annual meeting of stockholders (the "Annual Meeting") of Endorex Corp. (the "Company") will be held at the offices of Brobeck Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, telephone number (212) 581-1600 on May 13, 1998, at 10:30 A.M. (eastern daylight time) for the following purposes, each as more fully described herein:

       (1) To elect eight directors to serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified;

       (2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the year ending December 31, 1998;

       (3)  To approve the Amended and Restated 1995 Omnibus Incentive Plan;

       (4) To approve name change of the Company from "Endorex Corp." to "Endorex Corporation"; and

       (5) To transact such other business as may properly come before the Annual Meeting.

             Only stockholders of record at the close of business on March 27, 1998 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

             Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          Michael S. Rosen
                                          Chief Executive Officer and President

Lake Bluff, Illinois
April 10, 1998
--------------------------------------------------------------------------------

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY
--------------------------------------------------------------------------------

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                 ENDOREX CORP.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

             This Proxy Statement is furnished to stockholders of record of Endorex Corp. (the "Company") as of the close of business on March 27, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on May 13, 1998 (the "Annual Meeting").

             Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the ratification of Coopers & Lybrand L.L.P. as independent public accountants for the year ending December 31, 1998, "FOR" the approval of the Amended and Restated 1995 Omnibus Incentive Plan, and "FOR" the approval of the name change to "Endorex Corporation" and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

             The Annual Report of the Company (which does not form a part of the proxy solicitation materials), including the Annual Report on Form 10-KSB (the "Form 10-KSB") with the financial statements of the Company for the fiscal year ended December 31, 1997, is being distributed concurrently herewith to stockholders.

             The mailing address of the principal executive offices of the Company is 900 North Shore Drive, Lake Bluff, IL 60044. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about April 16, 1998.

                               VOTING SECURITIES

             The Company has two classes of voting securities: Common Stock and Series B Preferred Stock. At the Annual Meeting, each stockholder of record at the close of business on March 27, 1998 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On March 16, 1998, 9,936,000 shares of Common Stock and 80,100 shares of Preferred Stock representing 1,068,000 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

             In June 1997, the Company effected a one-for-fifteen reverse stock split. All share and per share amounts in this proxy have been adjusted to effect such reverse stock split.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

             Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the eight nominees named below as Directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

             The Board of Directors currently has eight members, all of whom are nominees for re-election. Each director shall serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified. Steve Kanzer, Michael Rosen and Kenneth Tempero were elected to the Board of Directors by the stockholders at the 1997 annual stockholders meeting. Richard Dunning and H. Laurence Shaw were appointed by the Board of Directors to the Board of Directors in August 1997, Paul Rubin was appointed by the Board of Directors to the Board of Directors in November 1997, Andrew Stein was appointed by the Board of Directors to the Board of Directors in January 1998, and Steve Thornton was appointed by the Board of Directors to the Board of Directors in February 1998.

             The affirmative vote of a plurality of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to elect the Directors.

NOMINEES FOR ELECTION AS DIRECTORS

             The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

             MICHAEL S. ROSEN, M.B.A., 45, has served as President, Chief Executive Officer and a member of the Board of Directors of the Company since August 1996. From January 1995 until August 1996, he was President and Chief Executive Officer of PharmaMar, S.A., a European biotech company. From June 1991 until January 1995, Mr. Rosen was General Manager of the northern Latin American businesses for Monsanto Company, a multinational chemical/pharmaceutical company. Mr. Rosen received a B.A. in Sociology/International Relations from Beloit College and an M.B.A. in International Business from the University of Miami. He has undertaken post-graduate courses at Northwestern University and Sophia University in Tokyo, Japan.

             RICHARD DUNNING, 52, has served as a member of the Board of Directors of the Company since his election in August 1997. He has been President and Chief Executive Officer of VIMRX Pharmaceuticals Inc. since April 1996. VIMRX, a development stage biotechnology company based in Wilmington, DE, is comprised of a diverse portfolio of companies, technologies and compounds. Prior to joining VIMRX, Mr. Dunning spent most of his career with The DuPont Company in a number of operating and financial positions. Mr. Dunning played an instrumental role in the formation of The DuPont Merck Pharmaceutical Company and acted as that organization's Executive Vice President and Chief Financial Officer from 1991 to 1995. Mr. Dunning received a B.S. in Economics and an M.B.A. in Finance from the University of Delaware.

             STEVE H. KANZER, C.P.A., J.D., 34, has served as a member of the Board of Directors of the Company since his election in June 1996. Mr. Kanzer is a Senior Managing Director of Paramount Capital, Inc., a biotechnology investment bank, and Paramount Capital Investments, LLC, a biotechnology venture capital and merchant banking group. Mr. Kanzer is a founder and currently a director of Boston Life Sciences, Inc., a biotech company, and Atlantic Pharmaceuticals, Inc., a biotech company, and is currently Chairman of the Board of Directors of Discovery Laboratories, Inc. He has been a founder and director of several other public and private biotechnology companies, including Avigen, Inc., Titan Pharmaceuticals, Inc. and

Xenometrix, Inc. Prior to 1995, Mr. Kanzer was General Counsel of The Castle Group Ltd. Before joining Paramount Capital, Inc. and The Castle Group Ltd., Mr. Kanzer was an attorney at the law firm of Skadden, Arps, Meagher, Slate & Flom. Mr. Kanzer received his J.D. from New York University School of Law and a B.B.A. in Accounting from Baruch College.

             PAUL D. RUBIN, M.D., 44, has served as a member of the Board of Directors of the Company since his election in November 1997. Since 1996, he has served as Senior Vice President for Drug Development at Sepracor, Inc. where he is responsible for managing research and development programs for the company's improved chemical entities portfolio, which includes the management of Discovery Research, Regulatory, Clinical, Preclinical, and Project Management teams. Dr. Rubin also plays a key role in the evaluation of external technology and licensing opportunities. From 1993 to 1996, Dr. Rubin was the Vice President and Worldwide Director of Early Clinical Development and Clinical Pharmacology at Glaxo Wellcome. Prior to Glaxo, Dr. Rubin held various executive research positions at Abbott Laboratories. Dr. Rubin received his M.D. from Rush Medical College in Chicago and completed his residency in Internal Medicine at the University of Wisconsin Hospitals and clinics in Madison, Wisconsin.

             H. LAURENCE SHAW, M.D., 51, has served as a member of the Board of Directors of the Company since his election in August 1997. He has been Chairman, President and Chief Executive Officer of Pacific Pharmaceuticals, Inc. ("Pacific") since December 1996. Pacific is engaged in the development and commercialization of medical products based on biotechnological research regarding the treatment and detection of cancer and other diseases. From 1995 to 1996, Dr. Shaw was Corporate Vice President Research and Development for C.R. Bard, Inc. in New Jersey. From September 1993 to 1995, he was Founder, President and Chief Executive Officer of Atlantic Pharmaceuticals, Inc. Dr. Shaw graduated from University College Hospital Medical School, London, England.

             ANDREW STEIN, has served as a member of the Board of Directors of the Company since January 1998. He is a founder and equity participant in Metromedia Asia Limited, a telecommunication venture in China.

             KENNETH TEMPERO, M.D., PH.D., M.B.A., 58, has served as a member of the Board of Directors since September 1996. Prior thereto, he served as Chairman and Chief Executive officer of MGI Pharma, Inc., a company that focuses on the development and sale of cancer therapeutics and related products. From November 1983 to August 1987, Dr. Tempero held various positions with G.D. Searle & Co., a pharmaceutical company, most recently as Senior Vice President of Research and Development. Dr. Tempero holds M.S. and Ph.D. degrees in Pharmacology from Northwestern University, an M.D. in Medicine and Surgery from Northwestern University and an M.B.A. in Pharmaceutical Marketing from Fairleigh Dickinson University.

             STEVEN THORNTON, 40, has served as a member of the Board of Directors since February 1998. Has has served as Executive Vice President of Commercial Development for Elan Pharmaceutical Technologies ("EPT") since December 1997. Prior to joining EPT, Mr. Thornton served from July 1994 as President of Schein Bayer Pharmaceutical Services Inc., a joint venture of Bayer and Schein Pharmaceutical Inc. From 1991 to 1994, he served with Bayer as Region Director with responsibility for pharmaceutical operations in Australia, New Zealand and South Africa. Mr. Thornton graduated with honors from Lancaster University in 1978, receiving a B.A. in applied social psychology.

COMMITTEES OF THE BOARD OF DIRECTORS

             The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. Mr. Dunning, chairman of the Committee, and Dr. Rubin are the only members of the Audit Committee.

             The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans. Dr. Tempero, chairman of the Committee, and Dr. Shaw are the only members of the Compensation Committee.

             The Executive Committee of the Board of Directors acts on such matters as are referred to it by the full Board of Directors. Dr. Tempero and Messrs. Kanzer and Rosen are the only members of the Executive Committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

             During the year ended December 31, 1997, the Board of Directors held seven formal meetings. During this period, each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors and the total number of meetings held by all Committees on which he served. In addition to formal meetings, the Board of Directors and the Audit and Compensation Committees meet frequently on an informal basis.

COMPENSATION OF DIRECTORS

             Cash Compensation. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties as Directors of the Company.

             Stock Option Grant. Under the Automatic Option Grant Program of the Amended and Restated 1995 Omnibus Incentive Plan (the "Option Plan"), each individual serving as a non-employee Board member on October 21, 1997 was granted, subject to stockholder approval of Proposal 3, an option to purchase 42,000 shares of Common Stock at an exercise price of $2.46875 per share, the fair market value per share of Common Stock on the option grant date. Subject to approval of Proposal 3, each individual who becomes a non-employee member after October 21, 1997 will receive an option grant for 42,000 shares on the date such individual first joins the Board. In addition, each non-employee Board member who continues to serve on the Board will automatically be granted an option to purchase an additional 12,000 shares of Common Stock on the date of the second anniversary of such individual's initial 42,000-share option grant and on every two (2) years thereafter. For further information regarding the terms of such options, please see the description of the Automatic Option Grant Program in Proposal 3 below.

EXECUTIVE OFFICERS

             The names of the Company's executive officers as of March 16, 1998 and certain information about them are set forth below.

              NAME                                    AGE   POSITION
              ----                                    ---   --------
              Michael S. Rosen                         45   President, Chief Executive Officer and
                                                            Director
              Rickey Wilson, M.D., J.D.                49   Executive Vice President, Clinical Development
                                                            and Regulatory Affairs
              Robert N. Brey, Ph.D.                    48   Vice President, Research and Development
              David G. Franckowiak, CPA                35   Vice President, Finance and Administration,
                                                            Treasurer and Corporate Secretary

             Information regarding executive officers who are not Directors is as follows:

             RICKEY WILSON, M.D., M.S., J.D., has been Executive Vice President and Chief Scientific Officer of Endorex's majority-owned subsidiary, Wisconsin Genetics, Inc., since November 1997 and Executive Vice President, Clinical Development and Regulatory Affairs for the Company since January 1998. From November 1995 until November 1997, Dr. Wilson had served as Vice President of Corporate Regulatory Affairs, Pharmacia and Upjohn. He served as Vice President of Worldwide Regulatory Affairs for Upjohn from January 1995 to November 1995 and as Vice President and Director, Human Pharmaceutical Regulatory Affairs and Safety, Syntex from July 1990 to December 1994. Dr. Wilson graduated with honors from the University of Texas at Austin. He received an M.D. from the University of Texas Health Sciences

Center at San Antonio. He also holds an M.S. in epidemiology from Columbia University and a J.D. with honors from the University of San Francisco School of Law. He completed his residency in pediatrics, and was a Fellow in pediatric infectious diseases at St. Jude's Children Research Hospital in Memphis.

             ROBERT N. BREY, PH.D. has served as Vice President, Research and Development since January 1, 1998 and prior to then was Vice President, Vaccine Development of the Company since December 1996. From 1994 to 1996, he served as Principal of Vaccine Design Group, a consulting practice focused on research and development strategies in vaccines and immunological therapies. From 1992 to 1994, Dr. Brey served as Director of Research at Vaxcel, Inc., a company involved in vaccine delivery technology. From 1986 to 1992, he held a variety of positions at Lederle-Praxis Biologicals, where he managed the Molecular Biology and Oral Vaccine Development areas. Dr. Brey received a B.S. in Biology from Trinity College and a Ph.D. in Microbiology from the University of Virginia School of Medicine. He also served as a Postdoctoral Fellow in biology at the Massachusetts Institute of Technology. Dr. Brey has written numerous publications and filed several patents in the area of vaccines.

             DAVID G. FRANCKOWIAK, C.P.A., C.M.A., M.ACC. became Vice President, Finance and Administration in January 1998, having served as Controller/Treasurer since April 1997. He was also appointed Corporate Secretary in July 1997. From 1985 to March 1997, Mr. Franckowiak held several positions with Coopers & Lybrand, the last of which was audit manager. Mr. Franckowiak received his B.S. in Commerce, Accountancy and a Master of Accountancy at DePaul University. He is also a Certified Public Accountant and a Certified Management Accountant. He currently serves as the President of the board of directors of the non-profit organization, Community Support Services, Inc., which position he has held since July 1996, and from March 1994 to July 1996, he was the Treasurer of such organization.

DIRECTOR AND OFFICER SECURITIES REPORTS

             The Federal securities laws require the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all of such persons subject to these reporting requirements filed the required reports on a timely basis with respect to the Company's most recent fiscal year, except that Richard Dunning, H. Laurence Shaw and Paul Rubin each filed a late Form 3 and Michael Rosen, Richard Dunning, Steve Kanzer, Paul Rubin, H. Laurence Shaw, Kenneth Tempero and Robert Brey each filed a late Form 4.

EXECUTIVE COMPENSATION

             The following table sets forth information concerning the compensation paid during the Company's fiscal years ended December 31, 1997 and 1996 and the fiscal year ended January 31, 1996 to (i) the Company's Chief Executive Officer and (ii) all of the other executive officers whose base salary during the year was in excess of $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION
                                  ---------------------------------   SECURITIES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)    BONUS($)         OPTIONS (#)        COMPENSATION ($)
---------------------------       --------   ----------   ---------   ---------------------   ----------------
Michael S. Rosen                  12/31/97    209,882      100,000(1)        650,000                4,600(6)
President & CEO                   12/31/96     73,536            0(2)         46,667(5)             4,600(6)
                                   1/31/96         --           --                --                   --
Robert N. Brey                    12/31/97    104,778       16,913(3)         50,000                    0
Vice President                    12/31/96      8,180            0(4)          6,667(5)                 0
                                   1/31/96         --           --                --                   --
Gerald J. Vosika, M.D.(7)         12/31/97    225,000            0            25,000                    0
Chairman and                      12/31/96    234,471            0           133,334                    0
Scientific Director                1/31/96    213,560            0                 0                    0

(1) Includes 1997 bonus of $100,000 accrued in 1997 and paid in 1998.

(2) Mr. Rosen joined the Company on August 19, 1996.

(3) Includes 1997 bonus of $16,913 accrued in 1997 and paid in 1998.

(4) Dr. Brey joined the Company on December 1, 1996.

(5) Options granted in 1996 were cancelled as partial compensation for 1997 grants.

(6) Comprised of life insurance premium.

(7) Dr. Vosika resigned in February 1998.

OPTIONS AND STOCK APPRECIATION RIGHTS

             The following table sets forth certain information concerning options granted to the Named Executive Officers during the fiscal year ended December 31, 1997. No SARs were granted during the period.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        PERCENT
                                       SECURITIES       OF TOTAL
                                       UNDERLYING       OPTIONS     EXERCISE   EXPIRATION
                                     OPTIONS GRANTED   GRANTED(1)    PRICE        DATE
                                     ---------------   ----------   --------   ----------
            Michael S. Rosen(2)          650,000         63.67%     $2.46875    10/21/07
            Robert N. Brey(2)             50,000          4.90%     $2.46875    10/21/07
            Gerald J. Vosika, M.D.        25,000          2.45%     $2.46875    10/21/07

(1) Based on an aggregate of 1,020,833 options granted to employees in the fiscal year ended December 31, 1997, including options granted to the Named Executive Officers.

(2) The options were granted on October 21, 1997 in cancellation of two options previously granted with exercise price in excess of $2.46875 per share. The option may be exercised to extent of 12.5% of the option shares on January 21, 1998 and in 14 equal installments quarterly thereafter, provided the optionee is in service to the Company through each such exercise date. Each option will become immediately exercisable for all of the option shares in the event the Company is acquired by merger or sale of substantially all of the Company's assets or outstanding Common Stock, unless the option is assumed or otherwise replaced by the acquiring entity. The Compensation Committee has authority to provide for the acceleration of each option in connection with certain terminations following certain acquisitions, hostile tender offers or proxy contests for Board membership. Each option includes a limited stock appreciation right pursuant to which the option may be surrendered upon the occurrence of certain hostile tender offers, in return for a cash distribution from the Company based on the tender offer price per share. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

             The following table sets forth certain information concerning exercisable and unexercisable stock options held as of December 31, 1997 by each of the Named Executive Officers:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                       OPTIONS                 IN-THE-MONEY OPTIONS(1)
                                             ----------------------------    ----------------------------
                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                             -----------    -------------    -----------    -------------
Michael Rosen                                      --          650,000              --       $ 1,807,813
Robert Brey                                        --           50,000              --       $   139,063
Gerald Vosika                                  25,000                          $69,531                --

(1) Based upon the difference between the bid price on December 31, 1997 ($5.25) and exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS.

             On June 1, 1996, the Company entered into an Employment Agreement with Gerald Vosika, M.D., which agreement was amended by a letter agreement dated June 25, 1996, to serve as the Chairman of the Board and Scientific Director of the Company. Dr. Vosika's employment with the Company was to terminate on May 31, 1999. Dr. Vosika's initial salary pursuant to the agreement was $225,000. On February 11, 1998, Dr. Vosika resigned as Chairman, member of the Board of Directors and Scientific Director. At that time, the Company entered into a consulting agreement with Dr. Vosika, which provides for consulting fees to be paid to Dr. Vosika totalling $80,000 over the period from February 1, 1998 to May 31, 1999.

             On July 25, 1996, the Company entered into an employment agreement with Michael S. Rosen to serve as the President, Chief Executive Officer, and a Director of the Company. The term of Mr. Rosen's employment agreement with the Company commenced on August 19, 1996 and ends on August 30, 2000. Mr. Rosen's initial salary pursuant to the agreement is $200,000. Mr. Rosen was elected a Director of the Company on August 22, 1996.

             On December 1, 1996, the Company entered into an employment agreement with Robert N. Brey to serve as Vice President-Vaccine Development. Dr. Brey's employment agreement with the Company commenced on December 1, 1996 and ends on November 30, 2000. Dr. Brey's initial salary pursuant to the agreement is $100,000.

             The Compensation Committee has the authority to provide for the accelerated vesting of the options granted to the Chief Executive Officer and the Company's other executive officers under the Option Plan (including any options granted under the Company's predecessor 1994 Non-Employee Stock Option Plan and Incentive Stock Option Plan) in the event of (i) a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for Board membership, or (ii) the individual's termination of employment (whether involuntarily or through a forced resignation) within a designated period following such a change in control or an acquisition of the Company by merger or asset sale.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

             The Company's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under Delaware law, the directors have a fiduciary duty to the Company which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Company for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. In addition, the Company has obtained liability insurance for its officers and directors.

             The Certificate of Incorporation also provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Company's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Company includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or the disinterested directors of the Company.

             Section 145 of the Delaware General Corporation Law generally allows the Company to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (1) by the Board of Directors by a majority vote of a quorum of directors who are not parties to such proceedings, or (2) if such a quorum is not obtainable or if directed by a quorum of disinterested directors, by independent legal counsel in a written opinion, or (3) by the stockholders.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

             The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Company's Option Plan under which option grants may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 1997.

             GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary and annual bonus which reflect individual performance and is designed primarily to be competitive with cash compensation levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

             FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1997 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

             BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

             From time to time, the Compensation Committee may advocate cash bonuses when such bonuses are deemed to be in the best interest of the Company.

             LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are intended to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

             The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

             CEO COMPENSATION. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the

Company competes for executive talent and (ii) to make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

             The suggested base salary established for Mr. Rosen on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. At the end of the first year of employment, Mr. Rosen was entitled to a bonus of up to $100,000 based on mutually agreed milestones. In addition, at the discretion of the Board of Directors, Mr. Rosen was also eligible for an additional bonus of up to $100,000. In February 1998, the Board of Directors paid Mr. Rosen a bonus of $100,000 for meeting the 1997 Company objectives. Upon his employment by the Company, Mr. Rosen was granted options to purchase 46,667 shares of Common Stock (as adjusted for the reverse stock split effected in June 1997). Such options vested 6,667 on August 19, 1996 and 1,667 on September 30, 1996 and each quarter thereafter. On October 21, 1997, the Board of Directors offered to cancel that option and regrant an option for 46,667 shares in replacement thereof and made an additional grant of 603,333 shares of Common Stock. Such options shall become exercisable with respect to 81,250 shares on January 21, 1998 and 40,625 shares in fourteen (14) successive equal quarterly installments upon completion of each additional three (3) months of service over the next forty-two (42) month period thereafter.

             OPTION REPRICING. During the 1997 fiscal year, the Compensation Committee felt that circumstances had made it necessary for the Company to implement an option cancellation/regrant program. Accordingly, on October 21, 1997, all of the Company's employees (including executive officers) and non-employee Board members were given the opportunity to surrender their outstanding options under the Option Plan with exercise prices in excess of $2.46875 per share in return for a new option grant for the same number of shares but with a lower exercise price of $2.46875 per share, the fair market value per share of the Company's Common Stock on the regrant date. Each employee eligible for a new option grant was given the choice of accepting that option with a new vesting schedule in cancellation of his or her higher-priced option or rejecting the new grant and retaining the higher-priced option with its original vesting schedule.

             The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of each Company employee and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. The Compensation Committee felt that the Company's ability to retain key employees and non-employee Board members would be significantly impaired, unless value were restored to their options in the form of regranted options at the current market price of the Company's Common Stock. However, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new vesting schedule was imposed with respect to the option shares. The new options will become exercisable with respect to 12.5% of the option shares upon the optionee's completion of three (3) months of service measured from the regrant date and with respect to the balance of the shares in a series of 14 successive equal quarterly installments upon the optionee's completion of each additional three (3) months of service over the 42-month period thereafter. Accordingly, each optionee will only have the opportunity to acquire the option shares at the lower exercise price if he or she remains in the Company's employ.

             As a result of the new exercise schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact remain in the Company's employ and contribute to the Company's financial success.

             COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Omnibus Plan (as amended subject to stockholder approval) contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

             The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed the $1 million limit per officer. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          THE COMPENSATION COMMITTEE

                                          Dr. Kenneth Tempero
                                          Dr. H. Laurence Shaw

March 18, 1998

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth, as of March 16, 1998, certain information with respect to the beneficial ownership of shares of Common Stock of: (i) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (ii) each Director of the Company and each Named Executive Officer, and (iii) all directors and executive officers of the Company as a group. As of March 16, 1998, the Company had 9,936,000 shares of Common Stock outstanding.

                                                                  NO. OF SHARES
           NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1)    PERCENT OF CLASS
           ------------------------------------               ---------------------    ----------------
The Aries Trust(2)(3)
  c/o Paramount Capital Asset Management, Inc.
  787 Seventh Avenue,
  New York, NY 10019                                                1,742,980                17.27%
Aries Domestic Fund(2)(4)
  c/o Paramount Capital Asset Management, Inc.
  787 Seventh Avenue,
  New York, NY 10019                                                  802,431                 8.01%
Elan International Services, Ltd.
  102 St. James Court
  Flatts Smith, SL 04
  Bermuda                                                           1,606,462                14.30%
Lindsay A. Rosenwald, M.D.(6)
  787 Seventh Avenue,
  New York, NY 10019                                                1,434,032                12.61%
Michael S. Rosen, MBA(7)(8)                                           121,875                 1.21%
Steve H. Kanzer, Esq.(2)(9)
  c/o Paramount Capital Investments, LLC
  787 Seventh Avenue,
  New York, NY 10019                                                  146,500                 1.45%
Richard Dunning(7)                                                      1,500                    **
Paul Rubin(7)                                                               0                    **
H. Laurence Shaw(7)                                                     1,500                    **
Andrew Stein(7)                                                         1,500                    **
Kenneth Tempero(7)(10)                                                 26,500                    **
Steven Thornton(7)                                                          0                    **
Rickey Wilson(7)                                                            0                    **
Robert N. Brey(7)(11)                                                   9,375                    **
David G. Franckowiak(7)(11)                                             9,375                    **
All Directors and Officers as a group                                 318,125                 3.10%

**   Represents less than 1% of outstanding Common Stock or voting power.

(1) Shares of the Company's Common Stock which any person or entity set forth in this table has a right to acquire, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such person or entity, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

(2) Lindsay A. Rosenwald, M.D., is the President and sole stockholder of Paramount Capital Asset Management, Inc., the Investment Manager and General Partner of the Aries Trust and Aries Domestic Fund, L.P., respectively. Dr. Rosenwald disclaims beneficial ownership of the shares owned by Aries Funds except to the extent of his pecuniary interest therein, if any.

(3) Includes 155,493 shares issuable upon exercise of warrants that are exercisable within the 60-day period following March 16, 1998.

(4) Includes 79,866 shares issuable upon exercise of warrants that are exercisable within the 60-day period following March 16, 1998.

(5) Includes 1,068,000 shares issuable upon conversion of Series B Preferred Stock and 230,770 shares issuable upon exercise of warrants that are exercisable within the 60-day period following March 16, 1998.

(6) Includes 1,434,033 shares issuable upon exercise of warrants that are exercisable within the 60-day period following March 16, 1998.

(7) The address of this individual is c/o Endorex Corp., 900 North Shore Drive, Lake Bluff, IL 60044.

(8) Consists of 121,875 shares issuable upon exercise of options held that are exercisable within the 60-day period following March 16, 1998.

(9) Consists of 146,500 shares issuable upon exercise of options held that are exercisable within the 60-day period following March 16, 1998.

(10) Consists of 26,500 shares issuable upon exercise of options held that are exercisable within the 60-day period following March 16, 1998.

(11) Consists of 9,375 shares issuable upon exercise of options held that are exercisable within the 60-day period following March 16, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             On June 13, 1996, Dominion Resources, Inc. ("Dominion") entered into an agreement with The Aries Fund and the Aries Domestic Fund, L.P. (collectively, the "Aries Funds"), with the Company as a party to the agreement, whereby Dominion sold and the Aries Funds purchased an aggregate of 266,667 shares of Common Stock at price of $1.50 per share. The purchase price was paid from the Aries Funds' general funds. As part of the transaction, Dominion transferred to the Aries Funds certain of its rights under an existing agreement with the Company including, among others, the right to designate a director of the Company and the right to have the shares registered under the Securities Act of 1933, as amended (the "Securities Act"). Upon completion of the sale of the 266,667 shares, Steve Kanzer was elected to the Board as the designee of the Aries Funds. On June 26, 1996, the Aries Funds purchased from the Company an additional 333,334 shares of Common Stock at a price of $3.00 per share. The purchase price was paid from the Aries Funds' general funds. The purchase agreement relating to such shares contains various representations and warranties concerning the Company and its activities and also various affirmative and negative covenants. The purchase agreement grants to the Aries Funds the right to have the shares registered under the Securities Act. The agreement restricts the Company from entering into mergers, acquisitions, or sales of its assets without the prior approval of the Aries Funds.

             In connection with a senior line of credit agreement entered into by the Company with the Aries Funds, on May 19, 1997, the Company granted warrants to purchase an aggregate of 66,668 shares of Common Stock at an initial exercise price equal to the offering price of the Company's Private Placement (as defined below), subject to adjustment under certain circumstances. Such warrants are exercisable from May 19, 1997 until May 19, 2002. Paramount Capital Asset Management, Inc. ("PCAM") is the investment manager of The Aries Fund and the general partner of the Aries Domestic Fund, L.P. Lindsay Rosenwald, M.D., is the president sole stockholder of PCAM and of the Placement Agent (as defined below).

             Pursuant to a private placement (the "Private Placement") of Common Stock, the Company issued and sold an aggregate of 8,648,716 shares of Common Stock to certain accredited investors on July 16, October 10 and October 16, 1997, in consideration of an aggregate amount of $20,000,000. The net proceeds to the Company after deducting commissions and expenses of Paramount Capital, Inc., which acted as the placement agent for the Private Placement (the "Placement Agent"), were $17,400,000.

             In connection with the Private Placement, the Company issued and sold to the Placement Agent and/or its designees warrants (the "Placement Warrants") to purchase up to an aggregate of 864,865 shares of Common Stock and, in connection with the execution of a financial advisory agreement, dated October 16, 1997, between the Company and the Placement, the Company issued and sold to the Placement

Agent warrants (the "Advisory Warrants") to purchase up to an aggregate of 1,297,297 shares of Common Stock. The Placement Warrants and the Advisory Warrants are exercisable beginning on April 16, 1998 until April 16, 2003, at an exercise price of $2.54375 per share, subject to adjustment under certain circumstances.

             On January 21, 1998, the Company established a joint venture with Elan Corporation plc ("Elan") for the exclusive research, development and commercialization of oral and mucosal prophylactic and therapeutic vaccines. As part of the transaction, Elan International Services, Ltd. ("EIS"), a wholly owned subsidiary of Elan, made a $2,000,000 initial investment in the Company through purchasing 307,692 shares of Common Stock and warrants to acquire 230,770 shares of Common Stock at an exercise price of $10.00 per share with a term of 6 years. In addition, in connection with the joint venture and the execution of a license agreement, the Company issued $8.01 million of convertible preferred stock to EIS.

             See "Proposal 1, Election of Directors -- Compensation of Directors,"-- Executive Compensation" and "-- Employment Agreements" for information concerning employment agreements with and options to purchase Common Stock granted to officers and directors of the Company.

                                   PROPOSAL 2

           SELECTION OF AN INDEPENDENT PUBLIC ACCOUNTANT AND AUDITOR

             Upon the recommendation of the Audit Committee, the Board of Directors appointed Coopers & Lybrand L.L.P., independent public accountants and auditors of the Company, as auditors of the Company to serve for the year ending December 31, 1998, subject to the ratification of such appointment by the stockholders at the Annual Meeting. The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy is required to ratify the appointment of the auditors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the ratification of Coopers & Lybrand L.L.P. to serve as the Company's auditors for the year ending December 31, 1998.

                                   PROPOSAL 3

        APPROVAL OF THE AMENDED AND RESTATED 1995 OMNIBUS INCENTIVE PLAN

             The Company's stockholders are being asked to approve the Amended and Restated 1995 Omnibus Incentive Plan (the "Omnibus Plan"). The Omnibus Plan was initially adopted by the Board on April 24, 1995. The plan was amended on October 21, 1997 to increase the number of shares of Common Stock available for issuance by 1,413,333 shares (after adjusting for the Reverse Stock Split effected on June 11, 1997), subject to stockholder approval at the 1998 Annual Meeting and to effect the other changes described below. The Omnibus Plan was subsequently restated on February 11, 1998, subject to stockholder approval at the 1998 Annual Meeting to increase the share reserve by an additional 500,000 shares.

             The Omnibus Plan, as amended and restated, will effect the following changes: (i) increase the number of shares of Common Stock available for issuance by 1,913,333 shares, (ii) implement the salary investment option grant, the automatic option grant and director fee option grant programs, (iii) extend eligibility under the discretionary option grant program to non-employee members of the Board and consultants and other advisors, (iv) allow any unvested shares issued under the Omnibus Plan and subsequently repurchased by the Company at the option exercise price paid per share to be reissued under the Omnibus Plan, (v) eliminate the stock issuance and dividend equivalent right features of the plan, (vi) incorporate the Company's existing 1994 Non-Employee Stock Option Plan and the Incentive Stock Option Plan (collectively, the "Predecessor Plans") so that the Omnibus Plan will serve as the successor to those plans and (vii) effect a series of additional changes to the provisions of the Omnibus Plan (including the stockholder approval requirements) in order to allow the Plan Administrator more flexibility and to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Omnibus Plan, as amended and restated, became effective on October 21, 1997, subject to stockholder approval at the 1998 Annual Meeting, and all outstanding options under the Predecessor Plans will be incorporated into the Omnibus Plan at the time of such approval. The Predecessor Plans will terminate, and no further option grants or share issuances will be made under the Predecessor Plans thereafter. However, all outstanding options under the Predecessor Plans will continue to be governed by the terms and conditions of the existing option agreements for those grants.

             The Omnibus Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to the Company's long-term growth and financial success. Accordingly, officers and other key employees, non-employee Board members and consultants and other advisors in the service of the Company or any subsidiary corporation will have the opportunity to acquire a meaningful equity interest in the Company through their participation in the Omnibus Plan.

SUMMARY

             The following is a summary of the principal features of the Omnibus Plan as amended and restated. The summary, however, does not purport to be a complete description of all the provisions of the Omnibus Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Lake Bluff, Illinois.

EQUITY INCENTIVE PROGRAMS

             The Omnibus Plan contains four separate equity incentive programs:
(i) a Discretionary Option Grant Program, (ii) a Salary Investment Option Grant Program, (iii) an Automatic Option Grant Program and (iv) a Director Fee Option Grant Program. The principal features of these programs are described below. The Omnibus Plan (other than the Automatic Option Grant and Director Fee Option Grant Programs) will be administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") will have complete discretion (subject to the provisions of the Omnibus Plan) to authorize option grants under the Omnibus Plan. However, all grants under the Automatic Option Grant and Director Fee Option Grant Programs will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

             A total of 2,000,000 shares of Common Stock will be available for issuance over the remaining term of the Omnibus Plan. This reserve is comprised of the number of shares of Common Stock available for issuance under the Predecessor Plans and the Omnibus Plan as of the date of adoption of the restatement of the Omnibus Plan by the Board (including the 1,413,333-share increase authorized by the Board) and the additional 500,000 share increase authorized by the Board. However, this share reserve will automatically be increased on the first trading day of each calendar year, beginning with the 1999 calendar year, by a number of shares equal to one percent (1%) of the total number of shares of Common Stock outstanding on the last trading day in the immediately preceding calendar year. In no event may any one participant in the Omnibus Plan be granted stock options and separately exercisable stock appreciation rights for more than 750,000 shares in any calendar year beginning with the 1998 calendar year. Stockholder approvals of this Proposal will constitute approval of such limit.

             As of March 16, 1998, options for 1,516,839 shares of Common Stock had been issued and not cancelled under the Omnibus Plan, the Predecessor Plans and option not issued pursuant to a plan of which 33,667 shares were exercised and 1,483,172 shares were outstanding. 483,161 shares of Common Stock remained available for future option grants.

             In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Omnibus Plan and to the securities and exercise price under each outstanding option.

ELIGIBILITY

             Officers and employees, non-employee Board members and consultants and independent advisors in the service of the Company or any parent or subsidiary corporation (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant Program, and officers and other highly compensated employees will also be eligible to participate in the Salary Investment Option Grant Program. Only non-employee members of the Board will be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

             As of March 16, 1998, approximately 4 executive officers, 9 other employees and 7 non-employee Board members were eligible to participate in the Omnibus Plan, and 7 non-employee Board members were eligible to participate in the Director Fee Option Grant Program.

VALUATION

             The fair market value per share of Common Stock on any relevant date under the Omnibus Plan will be the mean of the high bid and the low ask per share on that date on the OTC Bulletin Board, or other market on which the Common Stock trades. On March 16, 1998, the fair market price per share was $6.25.

DISCRETIONARY OPTION GRANT PROGRAM

             Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

             Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

             The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

               TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

               LIMITED STOCK APPRECIATION RIGHTS may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

             The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

SALARY INVESTMENT OPTION GRANT PROGRAM

             The Plan Administrator will have complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a designated multiple of one percent (1%). However, the salary reduction amount may not be less than Ten Thousand Dollars ($10,000) and may not be more than Seventy-Five Thousand Dollars ($75,000). To the extent the Plan Administrator approves the salary reduction authorization, the individual who filed that authorization will be granted an option under the Salary Investment Option Grant Program on or before the last trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Salary Investment Option Grant Program and the subsequent exercise of that option in accordance with its terms.

             Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

               - The exercise price per share will be equal to one-third of the fair market value per share of Common Stock on the option grant date, and the number of option shares will be determined by dividing the total dollar amount of the authorized reduction in the participant's base salary by two-thirds of the fair market value per share of Common Stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the optionee's base salary invested in the option.

               - The option will become exercisable for the option shares in a series of twelve successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

               - Each option will remain outstanding for vested shares until the earlier of (i) the expiration of the ten (10)-year option term or
        (ii) the expiration of the three (3)-year period measured from the date the optionee's service terminates.

AUTOMATIC OPTION GRANT PROGRAM

             Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member was automatically granted at that time an option grant for 42,000 shares of Common Stock, subject to shareholder approval of this Proposal 3. Each individual who first becomes a non-employee Board member after such date, will automatically be granted at that time an option grant for 42,000 shares of Common Stock. In addition, each individual who continues to serve as a non-employee Board member will automatically be granted an option to purchase 12,000 shares of Common Stock, on the second anniversary of the initial 42,000-share option grant to such individual and every two (2) years thereafter. There will be no limit on the number of such 12,000 share options which any one non-employee Board member may receive over the period of Board service. Stockholder approval of this Proposal will constitute pre-approval of each option granted on or after the date of the Annual Meeting pursuant to the provisions of the Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

             Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

             Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial 42,000-share option grant will vest (and the Company's repurchase rights will lapse) (i) with respect to 30,000 shares in a series of two (2) successive equal annual installments upon the optionee's completion of each year of Board service over the two (2)-year period measured from the option grant date and (ii) with respect to the balance of the shares in a series of eight (8) successive equal quarterly installments on the last day of each calendar quarter over the two (2)-year period measured from the option grant date provided the optionee has attended the regular Board meeting held during such quarter. Each 12,000-share option grant will vest (and the Company's repurchase right will lapse) in a series of eight (8) successive equal quarterly installments on the last day of each calendar quarter over the two (2)-year period measured from the option grant date provided the optionee has attended the regular Board meeting held during such quarter.

             The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over
(b) the exercise price payable for such share.

DIRECTOR FEE OPTION GRANT PROGRAM

             Each non-employee Board member will have the right to apply all or a portion of his total retainer fee otherwise payable in cash each year (currently no retainer is paid) to the acquisition of a special option grant under the Director Fee Option Grant Program. The grant will automatically be made on the first trading day in January following the filing of the stock-in-lieu-of-cash election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Director Fee Option Grant Program and the subsequent exercise of that option in accordance with its terms.

             The option will become exercisable for fifty percent (50%) of the option shares upon the optionee's completion of six (6) months of Board service in the calendar year in which the option is granted, and the balance of the option shares will become exercisable in a series of six (6) successive equal monthly installments upon the optionee's completion of each additional month of Board service during that calendar year. The option will remain exercisable for such shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee's cessation of Board service. The option will become immediately exercisable for all the option shares should the optionee die or become permanently disabled while a Board member. In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

GENERAL PROVISIONS

ACCELERATION

             In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee's service is involuntarily terminated within a designated period (not to exceed 18 months) following such acquisition. The Plan Administrator will have similar discretion to grant options which will become fully exercisable for all the option shares upon a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members) or upon the subsequent termination of the individual's service within a designated period (not to exceed 18 months). Each option outstanding under the Salary Investment Option Grant and Director Fee Option Grant Programs will automatically accelerate in the event of such an acquisition or hostile change in control of the Company.

             The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

             The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the Omnibus Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

             The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

             The Board may amend or modify the Omnibus Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Omnibus Plan at any time, and the Plan shall terminate upon the earliest of (i) April 23, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options.

STOCK AWARDS

             The table below shows, as to each of the Company's Named Executive Officers and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1997 and March 16, 1998 under the Omnibus Plan and the Predecessor Plans together with the weighted average exercise price payable per share. These include options granted subject to stockholder approval of this proposal and are included in the new plan benefits table below.

                              OPTION TRANSACTIONS

                                                                                    WEIGHTED
                                                                  NUMBER OF         AVERAGE
NAME                                                            OPTION SHARES    EXERCISE PRICE
----                                                            -------------    --------------
Michael S. Rosen                                                   650,000(1)       $2.46875
President and CEO
Robert N. Brey                                                      50,000(2)       $2.46875
Vice President, Vaccine Development
Richard Dunning, Director                                           42,000(1)       $2.46875
Steve H. Kanzer, Director                                          187,000(1)       $2.46875
Paul Rubin, Director                                                42,000(1)       $2.46875
H. Laurence Shaw, Director                                          42,000(1)       $2.46875
Andrew Stein, Director                                              42,000(1)       $6.50000
Kenneth Tempero, Director                                           67,000(1)       $2.46875
Steven Thronton, Director                                           42,000(1)       $6.75000
All current executive officers as a group                          875,000(3)       $2.97321
(4 persons)
All non-employee directors as a group                              464,000(1)       $3.22117
(7 persons)
All employees, including current officers                           77,500(4)       $4.16935
who are not executive officers as a group

(1) These options were granted subject to stockholder approval at the 1998 Annual Meeting.

(2) 33,672 options were granted subject to stockholder approval at the 1998 Annual Meeting.

(3) 858,672 options were granted subject to stockholder approval at the 1998 Annual Meeting.

(4) 47,500 options were granted subject to stockholder approval at the 1998 Annual Meeting.

FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

             Options granted under the Omnibus Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

             Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

             If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

             Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

             If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

             The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

             An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

             Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis. Under the new FASB release, footnote disclosure will be required as to the impact the outstanding options under the Omnibus Plan would have upon the Company's reported earnings were those options appropriately valued as compensation expense.

             Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

STOCKHOLDER APPROVAL

             The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the Omnibus Plan, as amended and restated. Should such stockholder approval not be obtained, then the amendment and restatement of the Omnibus Plan will not be effected and all options issued on the basis of the share increase subject to this proposal will terminate unexercised. The Company's Predecessor Plans and the Omnibus Plan as in effect prior to the amendment and restatement will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of those plans until the available reserve of Common Stock under such plans is issued.

             The Board of Directors recommends that the stockholders vote FOR the approval of the Amended and Restated Omnibus Incentive Plan. The Board believes that it is in the best interests of the Company to maintain a comprehensive equity incentive program for the Company which will provide a meaningful opportunity for officers, employees, non-employee Board members and consultants to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

NEW PLAN BENEFITS

             The table below shows, as to each of the Company's Named Executive Officers and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted subject to approval of this Proposal through March 16, 1998 under the Omnibus Plan and the Predecessor Plans together with the weighted average exercise price payable per share.

                               NEW PLAN BENEFITS

                                                                                    WEIGHTED
                                                                  NUMBER OF         AVERAGE
                            NAME                                OPTION SHARES    EXERCISE PRICE
                            ----                                -------------    --------------
Michael S. Rosen
President and CEO                                                  650,000          $2.46875
Robert N. Brey
Vice President, Vaccine Development                                 33,672          $2.46875
Richard Dunning, Director                                           42,000          $2.46875
Steve H. Kanzer, Director                                          187,000          $2.46875
Paul Rubin, Director                                                42,000          $2.46875
H. Laurence Shaw, Director                                          42,000          $2.46875
Andrew Stein, Director                                              42,000          $6.50000
Kenneth Tempero, Director                                           67,000          $2.46875
Steven Thronton, Director                                           42,000          $6.75000
All current executive officers as a group
(4 persons)                                                        858,672          $2.97321
All non-employee directors as a group
(7 persons)                                                        464,000          $3.22117
All employees, including current officers who are not
executive officers as a group                                       47,500          $5.24342

                                   PROPOSAL 4

                                  NAME CHANGE

             The Company's stockholders are being asked to approve an amendment (the "Certificate of Amendment") to the Company's Amended and Restated Certificate of Incorporation which will have effect of changing the Company's name from "Endorex Corp." to "Endorex Corporation". The Company has been transacting business for some time under the name "Endorex Corporation" and, therefore, would like to change the legal name of the Company in accordance with how it has been operating.

             The affirmative vote of a majority of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the Certificate of Amendment.

                             STOCKHOLDER PROPOSALS

             In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 1, 1999 if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                                 OTHER MATTERS

             Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

             Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          Michael S. Rosen
                                          Chief Executive Officer and Secretary

Lake Bluff, Illinois
April 10, 1998

PROXY CARD

                             ENDOREX CORPORATION
                 900 NORTH SHORE DRIVE - LAKE BLUFF, IL 60044
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 13, 1998

        The annual meeting of stockholders (the "Annual Meeting") of Endorex Corp. (the "Company") will be held at the offices of Brobeck Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, telephone number
(212) 581-1600 on May 13, 1998, at 10:30 A.M. (eastern daylight time) for the following purposes, each as more fully described herein:

        Only stockholders of record at the close of business on March 27, 1998 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

        Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

        (1) To elect eight directors to serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified;

Nominees:
     Michael S. Rosen
     Richard Dunning
     Steve H. Kanzer
     Paul D. Rubin
     H. Laurence Shaw
     Andrew Stein
     Kenneth Tempero
     Steven Thornton

        (2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the year ending December 31, 1998;

        (3)  To approve the Amended and Restated 1995 Omnibus Incentive Plan;

        (4) To approve name change of the Company from "Endorex Corp." to "Endorex Corporation"; and

        (5) To transact such other business as may properly come before the Annual Meeting.